                                                                    EXHIBIT 10.5

                                                     COLORADO SPRINGS JEEP EAGLE



                         AGREEMENT AND PLAN OF REORGANIZATION


                                    By and Between


                                 LITHIA MOTORS, INC.,

                                an Oregon corporation

                                      ("Lithia")


                                         And

                COLORADO SPRINGS JEEP EAGLE LIMITED PARTNERSHIP, RLLP

                                         AND

                                   ALEX JANNICELLI

                                 (the "Shareholders")

                                         And

                          COLORADO SPRINGS JEEP/EAGLE, INC.

                                a Colorado corporation

                                   (the "Company")

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.    THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

      2.1      Shares and Shareholders . . . . . . . . . . . . . . . . . . . . 5
      2.2      The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      2.3      Effective Time of the Merger. . . . . . . . . . . . . . . . . . 5
      2.4      Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . 5
      2.5      Merger Consideration. . . . . . . . . . . . . . . . . . . . . . 6

3.    FORMATION OF MERGER SUB. . . . . . . . . . . . . . . . . . . . . . . . . 7

4.    MERGER CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . 7

5.    REORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

6.    CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

      6.1      Date, Time and Place of Closing . . . . . . . . . . . . . . . . 8
      6.2      Documents To Be Delivered at Closing by the Shareholders. . . . 8
      6.3      Documents To Be Delivered at Closing by Lithia. . . . . . . . . 8

7.    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS . . . . . . . . . . . 9

      7.1      Authorization . . . . . . . . . . . . . . . . . . . . . . . . . 9
      7.2      Incorporation and Good Standing . . . . . . . . . . . . . . . . 9
      7.3      Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . 9
      7.4      No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . .10
      7.5      Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
      7.6      Real Property . . . . . . . . . . . . . . . . . . . . . . . . .10
      7.7      Tangible Personal Property. . . . . . . . . . . . . . . . . . .10
      7.8      Parts Inventories . . . . . . . . . . . . . . . . . . . . . . .10
      7.9      Licenses and Permits. . . . . . . . . . . . . . . . . . . . . .10
      7.10     Intellectual Property . . . . . . . . . . . . . . . . . . . . .11
      7.11     Title to Properties; Encumbrances . . . . . . . . . . . . . . .11
      7.12     Financial Statements. . . . . . . . . . . . . . . . . . . . . .11
      7.13     Indebtedness for Borrowed Money; Guaranties . . . . . . . . . .11
      7.14     Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . .11
      7.15     Transactions Since Balance Sheet Date . . . . . . . . . . . . .12
      7.16     Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .12
      7.17     Compliance With Laws. . . . . . . . . . . . . . . . . . . . . .12
      7.18     Contracts and Agreements. . . . . . . . . . . . . . . . . . . .13
      7.19     Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . .13
      7.20     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .13
      7.21     Personnel . . . . . . . . . . . . . . . . . . . . . . . . . . .13
      7.22     Accounts Receivable . . . . . . . . . . . . . . . . . . . . . .13
      7.23     Brokers and Finders . . . . . . . . . . . . . . . . . . . . . .13
      7.24     Delivery of Documents . . . . . . . . . . . . . . . . . . . . .13
      7.25     Powers of Attorney; Authorized Signatories. . . . . . . . . . .13
      7.26     Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . .14
      7.27     Environmental . . . . . . . . . . . . . . . . . . . . . . . . .14
      7.28     Continuation of Business. . . . . . . . . . . . . . . . . . . .14

      7.29     Contracts in Transit. . . . . . . . . . . . . . . . . . . . . .14
      7.30     Evaluation of Risks in Receiving Lithia Securities. . . . . . .14
      7.31     Limitations on Transfer of Stock. . . . . . . . . . . . . . . .15
      7.32     Lack of Registration of Stock . . . . . . . . . . . . . . . . .15
      7.33     Information Concerning Lithia . . . . . . . . . . . . . . . . .15
      7.34     Investor Status . . . . . . . . . . . . . . . . . . . . . . . .15

8.    REPRESENTATIONS AND WARRANTIES OF LITHIA . . . . . . . . . . . . . . . .15

      8.1      Authorization . . . . . . . . . . . . . . . . . . . . . . . . .15
      8.2      Incorporation . . . . . . . . . . . . . . . . . . . . . . . . .16
      8.3      Capitalization. . . . . . . . . . . . . . . . . . . . . . . . .16
      8.4      No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . .16
      8.5      Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . .16
      8.6      SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . .16
      8.7      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . .16
      8.8      Transactions Since Latest Balance Sheet Date. . . . . . . . . .17
      8.9      Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .17
      8.10     Compliance With Laws. . . . . . . . . . . . . . . . . . . . . .17
      8.11     Brokers and Finders . . . . . . . . . . . . . . . . . . . . . .17
      8.12     Delivery of Documents . . . . . . . . . . . . . . . . . . . . .18
      8.13     Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . .18

9.    COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

      9.1      Notices and Consents. . . . . . . . . . . . . . . . . . . . . .18
      9.2      Conduct of Business by the Company Prior to the Closing Date. .18
      9.3      Lithia's Examination. . . . . . . . . . . . . . . . . . . . . .18
      9.4      Shareholders' Review. . . . . . . . . . . . . . . . . . . . . .18
      9.5      Notice of Changes . . . . . . . . . . . . . . . . . . . . . . .18
      9.6      Standstill Agreement. . . . . . . . . . . . . . . . . . . . . .18
      9.7      Further Assurances. . . . . . . . . . . . . . . . . . . . . . .19
      9.8      Employee Stock Options. . . . . . . . . . . . . . . . . . . . .19
      9.9      Release of Guarantees . . . . . . . . . . . . . . . . . . . . .19
      9.10     Non-Compete . . . . . . . . . . . . . . . . . . . . . . . . . .19
      9.11     Update of Representations . . . . . . . . . . . . . . . . . . .19
      9.12     Service Contract Pricing. . . . . . . . . . . . . . . . . . . .20

10.   CONDITIONS PRECEDENT TO OBLIGATION OF LITHIA . . . . . . . . . . . . . .20

      10.1     Representations, Warranties of the Shareholders and
               Covenants of the Company and the Shareholders . . . . . . . . .20
      10.2     No Adverse Change . . . . . . . . . . . . . . . . . . . . . . .20
      10.3     Approval of Lithia's Shareholders . . . . . . . . . . . . . . .20
      10.4     Third Party Approvals . . . . . . . . . . . . . . . . . . . . .20
      10.5     Hart-Scott-Rodino Waiting Period. . . . . . . . . . . . . . . .21
      10.6     Approval of Lithia as the Dealer. . . . . . . . . . . . . . . .21
      10.7     Consent from Lithia's Lender. . . . . . . . . . . . . . . . . .21
      10.8     Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . .21
      10.9     Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . .21
      10.10    Fulfillment of Conditions in Related Transactions . . . . . . .21
      10.11    Employee and Related Party Loans. . . . . . . . . . . . . . . .21
      10.12    Assignment and Licenses of Intangible Assets. . . . . . . . . .21
      10.13    Completion of Audit and Purchase Price Determination. . . . . .21

11.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE
      SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

      11.1     Representations, Warranties and Covenants of Lithia . . . . . .21
      11.2     No Adverse Changes. . . . . . . . . . . . . . . . . . . . . . .21
      11.3     Third Party Approvals . . . . . . . . . . . . . . . . . . . . .21
      11.4     Hart-Scott-Rodino Waiting Period. . . . . . . . . . . . . . . .21
      11.5     Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . .22
      11.6     Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . .22
      11.7     Fulfillment of Conditions in Related Transactions . . . . . . .22
      11.8     Assignment and Licenses of Intangible Assets. . . . . . . . . .22
      11.9     Completion of Audit and Purchase Price Determination. . . . . .22

12.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . .22

13.   INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

      13.1     General Indemnity . . . . . . . . . . . . . . . . . . . . . . .22
      13.2     Defense of Claims . . . . . . . . . . . . . . . . . . . . . . .22
      13.3     Limitations.. . . . . . . . . . . . . . . . . . . . . . . . . .23

14.   HART-SCOTT-RODINO NOTIFICATION . . . . . . . . . . . . . . . . . . . . .23

15.   TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

      15.1     Mutual Consent. . . . . . . . . . . . . . . . . . . . . . . . .23
      15.2     By Lithia . . . . . . . . . . . . . . . . . . . . . . . . . . .24
      15.3     By the Company. . . . . . . . . . . . . . . . . . . . . . . . .24
      15.4     Effect of Termination . . . . . . . . . . . . . . . . . . . . .24
      15.5     Break-Up Fee. . . . . . . . . . . . . . . . . . . . . . . . . .24

16.   DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . . .25

      16.1     Mediation . . . . . . . . . . . . . . . . . . . . . . . . . . .25
      16.2     Binding Arbitration . . . . . . . . . . . . . . . . . . . . . .25
      16.3     Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . .26
      16.4     Hearing and Award . . . . . . . . . . . . . . . . . . . . . . .26

17.   GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .26

      17.1     Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .26
      17.2     Exhibit and Schedules . . . . . . . . . . . . . . . . . . . . .26
      17.3     Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . .26
      17.4     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . .26
      17.5     Construction. . . . . . . . . . . . . . . . . . . . . . . . . .27
      17.6     Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . . .27
      17.7     Payment of Expenses . . . . . . . . . . . . . . . . . . . . . .27
      17.8     Binding Effect and Assignment . . . . . . . . . . . . . . . . .27
      17.9     Applicability of Exceptions and Disclosure. . . . . . . . . . .27
      17.10    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
      17.11    Definition of Knowledge . . . . . . . . . . . . . . . . . . . .28
      17.12    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .28
      17.13    Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
      17.14    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .28
      17.15    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .28
      17.16    No Strict Construction. . . . . . . . . . . . . . . . . . . . .28

                                    DEFINED TERMS

ADJUSTED NET WORTH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
BALANCE SHEET DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
BASE 1999 NET ADJUSTED PRETAX INCOME . . . . . . . . . . . . . . . . . . . . . 1
BUSINESS REAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
CLASS A COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
CONTINGENT MERGER CONSIDERATION. . . . . . . . . . . . . . . . . . . . . . . . 2
DAILY SALES PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
DOJ. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
EFFECTIVE TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
EMPLOYMENT AGREEMENTS(S) . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
FLOORPLAN RATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
FTC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
INITIAL MERGER CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . 2
LEASE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
LICENSES AND PERMITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
LITHIA FLOORPLAN RATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
LITHIA INDEMNIFIED PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . .22
LITHIA SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
MERGER SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
MERGER SUB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
MORELAND GAAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
MORELAND GROUP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
MORELAND TRANSACTION EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . 3
NET ADJUSTED PRETAX INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . 3
OTHER REORGANIZATION AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . 5
QUALIFYING MEMBER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
REGISTRATION RIGHTS AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . 8
SEC FILINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
SERIES M PREFERRED STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                       EXHIBITS

Exhibit A                Example Calculation of Adjusted Net Worth
Exhibit B                Example Calculation of Net Adjusted Pretax Income
Exhibit C        -       Plan of Merger
Exhibit D        -       Series M Preferred Stock
Exhibit E        -       Foster Pepper & Shefelman PLLC Tax Opinion
Exhibit F        -       Sherman & Howard L.L.C. Tax Opinion
Exhibit G        -       Lease Agreement
Exhibit H        -       Registration Rights Agreement
Exhibit I        -       W. Douglas Moreland Employment Agreement
Exhibit J        -       Alex Jannicelli Employment Agreement
Exhibit K                Sherman & Howard L.L.C. Legal Opinion
Exhibit L                Assignment and Licenses of Intangible Assets
Exhibit M                Foster Pepper & Shefelman PLLC Legal Opinion


                                      SCHEDULES

Schedule 2.1     -       Company Shareholders List
Schedule 7.2     -       Subsidiaries and Equity Interests of the Company
Schedule 7.3     -       Rights to Purchase Securities of the Company/Voting
                          Rights
Schedule 7.5     -       Company Consents and Approvals
Schedule 7.6     -       Legal Description of Real Property of the Company
Schedule 7.7     -       Equipment, Furniture, Fixtures and Other Tangible
                         Personal Property of the Company
Schedule 7.9     -       Permits and Licenses of the Company
Schedule 7.10    -       Intellectual Property of the Company
Schedule 7.11    -       Encumbrances of the Company
Schedule 7.12    -       Financial Statements of the Company
Schedule 7.13    -       Guaranties and Obligations of the Company
Schedule 7.15    -       Changes Since Balance Sheet Date of the Company
Schedule 7.16    -       Orders and Legal Proceedings of the Company
Schedule 7.18    -       Material Contracts of the Company
Schedule 7.19    -       Employee Benefit Plans of the Company
Schedule 7.20    -       Insurance of the Company
Schedule 7.21    -       Employees of the Company
Schedule 7.22    -       Receivables of the Company
Schedule 7.27    -       Underground Storage Tanks of the Company
Schedule 8.4     -       Lithia Conflicts
Schedule 8.5     -       Lithia Required Consents
Schedule 8.8     -       Lithia Changes in Business
Schedule 8.9     -       Lithia Orders and Legal Proceedings

                         AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") dated effective January 1, 1999, by and between LITHIA MOTORS, INC., an Oregon corporation ("Lithia"); COLORADO SPRINGS JEEP EAGLE LIMITED PARTNERSHIP, RLLLP and ALEX JANNICELLI (whether one or more, the "SHAREHOLDERS"); and COLORADO SPRINGS JEEP/EAGLE, INC., a Colorado corporation (the "COMPANY").

                                  R E C I T A L S :

     A. The Shareholders are the owners of all of the issued and outstanding shares of capital stock of the Company (the "SHARES").

     B. The Company is engaged in the business of selling and servicing Chrysler, Plymouth and Jeep automobiles and light trucks and related parts and accessories from premises located at 1250 S. Nevada, 25 and 35 W. Arvada, and 15
E. Arvada in Colorado Springs, Colorado (the "BUSINESS REAL PROPERTY").

     C. All the parties desire to consummate a business combination transaction pursuant to which the Company will merge with and into a subsidiary of Lithia, for the consideration and on the other terms set forth in this Agreement.

     The parties intending to be legally bound, agree as follows:

1.   DEFINITIONS

     As used herein, the following terms have the indicated meanings:

     "ADJUSTED NET WORTH" of the Company or any other member of the Moreland Group as of December 31, 1998 means the excess of the total assets of such entity over its total liabilities as of that date, determined in accordance with Moreland GAAP, with the following adjustments:

           (i) Assets will be increased by an amount equal to 0.63 times LIFO reserves at December 31, 1998; and

           (ii) Any good will or other intangibles will be deducted from the total assets.

           (iii) Net Worth shall be increased by the Company's proportionate share of Moreland Transaction Expenses recorded in 1998. Net Worth shall be decreased by the Company's proportionate share of "excess transaction expenses." For that purpose, excess transaction expenses means the amount, if any, by which the total Moreland Transaction Expenses recorded in 1998 exceed the remainder obtained by subtracting $11,000,000 from the aggregate Net Adjusted Pretax Income of all members of the Moreland Group for 1998. The Company's proportionate share of the Moreland Transaction Expenses or the excess transaction expenses shall be determined by multiplying the total Moreland Transaction Expenses or excess transaction expenses by a fraction, the numerator of which is the Company's Net Adjusted Pretax Income for 1998 and the denominator of which is the aggregate Net Adjusted Pretax Income of all members of the Moreland Group for 1998.

     An example of the calculation of the Adjusted Net Worth of the Company using unaudited numbers is attached as Exhibit A.

     "BASE 1999 NET ADJUSTED PRETAX INCOME" means, for each member of the Moreland Group, the lesser of (i) 110 percent of such member's Net Adjusted Pretax Income for 1998 or (ii) the product of $12,100,000 times a fraction of which the numerator is such member's Net Adjusted Pretax Income for

1998 and the denominator is the aggregate Net Adjusted Pretax Income for 1998 of all members of the Moreland Group.

     "CLASS A COMMON STOCK" means Lithia's Class A Common Stock, without par value.

     "CONTINGENT MERGER CONSIDERATION" means an amount equal to CMC in the formula

                                    J - K
                   CMC = [ 6(H - I) ----- ]
                                    L - M

           where:

                  H = the aggregate Net Adjusted Pretax Income of all members of the Moreland Group for 1999, but H shall not be less than I or more than I plus $3,000,000.

                  I = the aggregate Base 1999 Net Adjusted Pretax Income for all members of the Moreland Group;

                  J = the Company's Net Adjusted Pretax Income for 1999, but J shall not be less than K;

                  K =    the Company's Base 1999 Net Adjusted Pretax Income;

                  L = the aggregate Net Adjusted Pretax Income for 1999 of all Qualifying Members; and

                  M = the aggregate Base 1999 Net Adjusted Pretax Income of all Qualifying Members.

     "FLOORPLAN RATE" means the rate of interest that the Moreland Group and all affiliated dealerships would have paid on their floorplan financing with Chrysler Financial Company LLC during 1999 had the Moreland Group not been acquired by Lithia.

     "INITIAL MERGER CONSIDERATION" means $9,042,698, adjusted as follows as of the Effective Date or as soon thereafter as the information necessary to make such adjustments is available:

           (i) First, the Initial Merger Consideration shall be adjusted to equal IMC in the equation:

                                  B
                   IMC = (A x 6) --- - $ 2,157,500
                                  C

           where:

                  A =    the lesser of $11,000,000 or C;

                  B =    the Company's Net Adjusted Pretax Income for 1998; and

                  C = The aggregate Net Adjusted Pretax Income of all members of the Moreland Group for 1998.

           (ii) Second, the adjusted Initial Merger Consideration determined in (i) above shall be adjusted by adding thereto (if positive) or subtracting therefrom (if negative) the amount of NWA in the equation:

                                            E
                   NWA = (D - $28,000,000) ---
                                            D

           where:

                  D = the aggregate Adjusted Net Worth of all members of the Moreland Group as of December 31, 1998; and

                  E = the Adjusted Net Worth of the company as of December 31, 1998.

           (iii) Finally, the adjusted Initial Merger Consideration determined in (ii) above shall be increased by an amount equal to IA in the equation

                        (F + $2,157,500) G
                 IA =   ------------------
                                730

           where:

                  F =    the adjusted Initial Merger Consideration determined in
                         (ii) above; and

                  G = the sum of the Lithia Floorplan Rates in effect on each day from and including January 1, 1999 to but excluding the Effective Date.

     "LITHIA FLOORING PLAN RATES" means the rate of interest that Lithia is paying on its least expensive new vehicle flooring line from time to time.

     "MORELAND GAAP" means the generally accepted accounting principles followed in the preparation of the financial statements as of and for the years ended December 31, 1996 and 1997 for the Moreland Automotive Group (which include entities not included in the Moreland Group as defined herein) audited by Arthur Andersen LLP and accompanied by their report thereon dated May 21, 1998.

     "MORELAND GROUP" means Cherry Creek Dodge, Incorporated, William D. Corp., Colorado Springs Jeep/Eagle, Inc., Foothills Automotive Plaza, Inc., L.A.H. Automotive Enterprises, Inc. and Moreland Auto Corp., all Colorado corporations, and Reno Auto Sales, Inc., a Nevada corporation.

     "MORELAND TRANSACTION EXPENSES" means all expenses incurred by all members of the Moreland Group in connection with the transactions contemplated by this Agreement and the Other Reorganization Agreements including, without limitation, the fees of Arthur Andersen LLP for services relating to audits of the Moreland Groups' financial statements for 1998 and subsequent years and other transaction-related services, fees and expenses of counsel for the Moreland Group and all filling fees payable to governmental entities relating to the transactions contemplated hereby.

     "NET ADJUSTED PRETAX INCOME" of the Company or any other member of the Moreland Group for any period means the net income of such entity for the period, determined in accordance with Moreland GAAP, with the following adjustments:

           (i)    Income taxes shall be added back to net income.

           (ii) All salaries, bonuses and other compensation expense incurred or paid to W. Douglas Moreland and the general manager of the dealership owned by the entity for the period prior to the Effective Date and any bonus paid to W. Douglas Moreland for the period after the Effective Date shall be added back to net income.

           (iii) The salary and other compensation expenses that would have been payable for the period prior to the Effective Date to W. Douglas Moreland and the salary, bonus and other compensation expense that would have been payable for the period prior to the Effective Date to the general manager of the dealership owned by the entity under the employment arrangements between those persons and Lithia or the entity, shall be deducted from net income. The salary payable to W. Douglas Moreland under his Employment Agreement shall be allocated among the members of the Moreland Group in proportion to their respective Net Adjusted Pretax Incomes for the year. No bonus payable to W. Douglas Moreland under his Employment Agreement shall be deducted from net income under this clause (iii).

           (iv) Any increase or decrease in the LIFO reserve of such entity after December 31, 1997 will be added back to or deducted from net income.

           (v) All Moreland Transaction Expenses recorded in the period shall be added back to net income, but only to the extent that such Moreland Transaction Expenses were taken into account in computing net income in the first instance.

           (vi) Any goodwill or other intangibles booked or other purchase accounting adjustments made as a result of the acquisition of such entity by Lithia and any amortization thereof shall be backed out of the calculation of net income.

           (vii) Revenues earned or expenses incurred by such entity for credit life insurance and financing contracts shall be adjusted to the revenues or expenses that would have been earned or incurred by such entity for the same contacts under arrangements in effect during 1998. Extended service contract costs will be based upon the costs charged to the Company pursuant to Section 9.12.

           (viii) Net income shall be increased by an amount equal to the interest that would have accrued at the Floorplan Rate on the amount of all funds paid by such entity to Lithia or any affiliate of Lithia during the period as a dividend or loan and on the amount of any fees or other charges paid to Lithia to the extent that such fees are not included as expenses in calculating Net Adjusted Pretax Income pursuant to clause (xiii) below, from the date such payment was made to the end of the period or the date of its repayment.

           (ix) Net income shall be decreased by an amount equal to the interest that would have accrued at the Floorplan Rate on the amount of all funds provided by Lithia or any affiliate of Lithia to such entity during the period as a loan or contribution and on the amount of any cost savings described in clause (xii) below, from the date of such loan or contribution or the date the savings were realized to the date of repayment or the end of the period.

           (x) Net income shall be increased by all fees paid to Lithia by such entity under the Consulting Agreement between Lithia and such entity as in effect from January 1, 1999 to the Effective Date.

           (xi) Except as provided in this subparagraph, non-reoccurring and extraordinary income or expense items will be deducted or added back to the net income. Some members of the Moreland Group held, on January 1, 1999, vehicles which had suffered hail damage in 1998 and a related insurance damage reserve. Amounts transferred from that insurance damage reserve shall not be considered non-reoccurring or extraordinary income and shall be included in net income, subject to any limitation imposed by the Other Reorganization Agreements to which such members are parties.

           (xii) If Lithia is able to reduce operating costs to the Moreland Group by using its systems (e.g. MIS), purchasing power (e.g. fuels, lubricants, etc.) or preferential rates (e.g. workers' compensation premiums) the savings will be added back as an expense item.

           (xiii) To the extent that Lithia provides services the cost of which was previously incurred by the Company or procured from a third party, the income of the Company will be adjusted to reflect the costs that would have been incurred by the Company under the arrangements in effect during 1998. If Lithia provides a service or product not previously utilized by the Company, the reasonable or agreed costs of such services or product will be included if W.

     Douglas Moreland agreed or agrees that the cost of such service or product would be included in determining Net Adjusted Pretax Income hereunder.

     In addition to the specific adjustments described above, net income of each entity for 1999 shall be adjusted in such other respects as may be necessary to eliminate the effect of any additional costs resulting from changes implemented by Lithia not concurred in by W. Douglas Moreland. For example, if Lithia makes capital improvements or increases inventory levels not concurred in by W. Douglas Moreland, all current operating expenses associated with those decisions, including financing costs, would be added back to net income.

     It is the intent of the parties that, subject to the specific adjustments described above, the Net Adjusted Pretax Income of each entity for 1999 will reflect the net pretax income that such entity would have earned in 1999 had it been operated during that year in the same manner that it was operated during 1998. An example of the calculation of Net Adjusted Pretax Income is attached as Exhibit B.

     "OTHER REORGANIZATION AGREEMENTS" means the six separate Agreements and Plans of Reorganization of even date herewith whereunder Lithia is acquiring the other members of the Moreland Group.

     "QUALIFYING MEMBER" means a member of the Moreland Group whose Net Adjusted Pretax Income for 1999 exceeds its Base 1999 Net Adjusted Pretax Income.

     "SERIES M PREFERRED STOCK" means shares of Lithia's preferred stock, without par value, designated as Series M-2002 Preferred Stock and Series M-2003 Preferred Stock and having the right and preferences set forth in Lithia's Articles of Incorporation.

2.   THE MERGER

     2.1 SHARES AND SHAREHOLDERS. Schedule 2.1 sets forth the name, as it appears in the Company's corporate records, of each record owner of shares of the Company's capital stock, the number and class or series of the shares of capital stock held by each Shareholder, and the percentage of the Merger Consideration each Shareholder is to receive. Schedule 2.1 also reflects the proportions in which the Shareholders will share the cash and stock components of the Merger Consideration, which are different than their percentage ownership interests in the Company. The Shareholders hereby agree to those proportions and waive any right they may have to receive all elements of the Merger Consideration in proportion to their stock ownership of the Company.

     2.2 THE MERGER. Subject to the terms and conditions set forth in this Agreement, and in accordance with the applicable provisions of law, at the Effective Time, Merger Sub (hereinafter defined) and the Company shall consummate a merger as set forth in the Plan of Merger (attached as Exhibit C), pursuant to which the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall thereupon cease, and Merger Sub shall continue as the surviving corporation.

     2.3 EFFECTIVE TIME OF THE MERGER. Lithia, Merger Sub, the Shareholders and the Company will cause the Plan of Merger and Articles of Merger in the form required by Colorado law to be executed and filed as soon as reasonably possible following the date of the Closing, or on such other date as Lithia and the Company may agree, with the Secretary of State for the state of Colorado. The Merger shall become effective at the time at which the Articles of Merger shall have been accepted for filing by the Secretary of State for the state of Colorado or such time specified in the Articles of Merger as may be agreed upon by Lithia and the Company, and such time is hereinafter referred to as the "EFFECTIVE TIME."

     2.4 SHAREHOLDER APPROVAL. The signature of each Shareholder on this Agreement shall be deemed such Shareholder's irrevocable written consent approving the Plan of Merger and this Agreement in lieu of a shareholders' meeting of the Company. The signature of Lithia on this Agreement shall be deemed its irrevocable written consent approving the Plan of Merger and this Agreement as the sole shareholder of Merger Sub.

     2.5 MERGER CONSIDERATION. Upon the Effective Date, each outstanding share of Company Common Stock shall be converted into the right to receive a portion of the Merger Consideration determined by dividing the total Merger Consideration by the number of shares of Company Common Stock outstanding. The Initial Merger Consideration and the Contingent Merger Consideration (collectively referred to as the "Merger Consideration") will be calculated and paid as follows:

           2.5.1 INITIAL MERGER CONSIDERATION. As soon as reasonably practicable, the Company shall cause its auditors to prepare an audited balance sheet and income statement for the Company as of and for the year ended December 31, 1998 in accordance with Moreland GAAP and shall calculate the Company's Adjusted Net Worth and Net Adjusted Pretax Income and the Initial Merger Consideration on the basis thereof. The Company shall deliver such financial statements and calculations to Lithia. Lithia shall have a period of 15 days after its receipt of such financial statements and calculations to make any objections it may have to the Adjusted Net Worth and Net Adjusted Pretax Income of the Company and Initial Merger Consideration as calculated by the Company. If Lithia does not give notice of objections within that period, the Adjusted Net Worth, Net Adjusted Pretax Income and the Initial Merger Consideration so calculated shall be final. If Lithia does give notice of objections within that time, and Lithia and the Company are unable to resolve the matter by agreement, either side may submit the matter to PricewaterhouseCoopers LLP or another independent accounting firm selected by the Shareholders and Lithia for resolution. The decision of that accounting firm shall be binding on the parties.

           2.5.2 PAYMENT OF INITIAL MERGER CONSIDERATION. The Initial Merger Consideration shall be payable in a combination of cash, Class A Common Stock and Series M-2002 Preferred Stock. The amount of the Initial Merger Consideration to be paid in Lithia stock shall equal ISP in the formula:

                        T + $12,677,500    U
           ISP    =     --------------- x ---
                               2           V

           Where:

                  T  =   the Initial Merger Consideration payable under this
                         Agreement plus the Initial Merger Consideration payable under all of the Other Reorganization Agreements;

                  U  =   the Initial Merger Consideration under this Agreement;
                         and

                  V  =   T minus the Initial Merger Consideration payable under
                         the Other Reorganization Agreements relating to the acquisition of L.A.H. Automotive Enterprises, Inc. and
                         Reno Auto Sales, Inc.

Of the stock portion of the Initial Merger Consideration, 70 percent will be paid in Class A Common stock and 30 percent in Series M-2002 Preferred Stock. The balance of the Initial Merger Consideration shall be paid in cash. The Class A Common Stock shall be valued for purposes of the Initial Merger Consideration at (i) $19.00 per share. The Series M Preferred Stock shall be valued at $1,000 per share for purposes of the Initial Merger Consideration.

           2.5.3 CONTINGENT MERGER CONSIDERATION. As soon as possible, and in any event within 120 days after December 31, 1999, Lithia shall cause its auditors to prepare a balance sheet and income statement for the Company as of December 31, 1999 and for the year then ended and shall calculate the Adjusted Net Worth, Net Adjusted Pretax Income and Contingent Merger Consideration on the basis thereof. Lithia shall deliver such financial statements and calculations to the Shareholders. The Shareholders' opportunity to object, the effect of failure to do so and the resolution of any dispute shall be determined in the manner provided in Section 2.5.1 above for determining the Initial Merger Consideration.

           2.5.4 PAYMENT OF CONTINGENT MERGER CONSIDERATION. The Contingent Merger Consideration shall be paid in a combination of cash, Class A Common Stock and Series M-2003 Preferred Stock within two business days after the amount thereof has been determined. The amount of the Contingent Merger Consideration to be paid in Lithia stock shall equal CSP in the formula:

                          X     Y
                   CSP = --- x ---
                          2     Z


           Where:

           X  =   the sum of the Contingent Merger Consideration payable under this Agreement plus the Contingent Merger Consideration payable under all of the Other Reorganization Agreements;

           Y  =   the Contingent Merger Consideration payable under this
                  Agreement; and

           Z  =   X minus the Contingent Merger Consideration payable under the
                  Other Reorganization Agreements relating to the acquisition of L.A.H. Automotive Enterprises, Inc. and Reno Auto Sales,
                  Inc.

The stock portion of the Contingent Merger Consideration will be payable 50 percent in Class A Common Stock and 50 percent in Series M-2003 Preferred Stock. The balance of the Contingent Merger Consideration will be payable in cash. Any imputed interest with respect to the payment of the Contingent Merger Consideration shall be deemed paid from the cash portion of the Contingent Merger Consideration. The Class A Common Stock shall be valued for purposes of the Contingent Merger Consideration at the average Daily Sales Price over the 15 trading days ending with the second trading day before the date that such shares are issued. "DAILY SALES PRICE" means, for any trading day, the last sales price of the Class A Common Stock reported by the New York Stock Exchange or if the Class A Common Stock is not then trading on the NYSE, such other source as Lithia and the Shareholders may agree. The Series M Preferred Stock shall be valued at $1,000 per share for purposes of the Contingent Merger Consideration.

           2.5.5 FRACTIONAL SHARES. Lithia shall not issue fractional shares of Class A Common Stock. In lieu thereof, Company shareholders will be entitled to receive cash in the amount of any fractional share valued as set forth in the preceding paragraph.

           2.5.6 ADJUSTMENTS. Anything in this Agreement to the contrary notwithstanding, all prices per share, share amounts, and per-share amounts referred to in this Agreement shall be appropriately adjusted to account for stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like occurring between the first day of each pricing period through the date such shares are issues.

3.   FORMATION OF MERGER SUB

     Prior to Closing, Lithia will form Lithia Acquisition Corp. #99-4, a wholly owned subsidiary under Colorado law ("MERGER SUB"), which subsidiary, subject to the satisfaction of all conditions to Closing, Lithia will cause to execute the Plan of Merger and the Articles of Merger. Lithia will cause the Board of Directors of Merger Sub to approve the Plan of Merger.

4.   MERGER CONSIDERATION

     Lithia will cause to be adopted and filed Articles of Amendment to Lithia's Articles of Incorporation pursuant to which 10,500 shares of Lithia's preferred stock will be designated as Series M-2002 Preferred Stock and 4,500 shares of Lithia preferred stock will be designated as Series M-2003 Preferred Stock (collectively, "Series M Preferred Stock"), with the relative rights and preferences as set forth in the attached Exhibit D. Lithia shall make available such shares of Series M Preferred Stock, shares of Class A Common Stock and cash as may be required by the terms of this Agreement and the Plan of Merger. Such securities are being offered and sold pursuant to exemptions from registration under both the Securities Act of 1933, as amended, and state securities laws in reliance upon the representation and warranties of Shareholders herein.

5.   REORGANIZATION

     The parties intend that the transaction to be effected by the Plan of Merger will qualify as a reorganization under Section 368(a)(1) of the Code and the regulations and rules promulgated thereunder. A condition of closing is the receipt of opinions from the firm of Foster Pepper & Shefelman PLLC to Lithia and from the firm of Sherman & Howard, L.L.C. to the Company and the Shareholders that the transaction would qualify as to treatment as a reorganization under Section 368(a)(1) of the Code, substantially in the form of Exhibit E and F, respectively, attached hereto. In rendering such opinions, counsel may require and rely upon representations contained in certificates from officers of Lithia, the Shareholders and the Company.

6.   CLOSING

     6.1 DATE, TIME AND PLACE OF CLOSING. Subject to the terms and conditions set forth in this Agreement, the Closing of this Agreement shall take place at the offices of Sherman & Howard, L.L.C. at 633 17th Street, Denver, Colorado, at 9:00 a.m. on the second business day following the fulfillment of the conditions to the obligations of the parties under Sections 10 and 11, or at such other time or place as may be mutually agreed upon by Lithia, the Shareholders and the Company. Notwithstanding any provision in this Agreement to the contrary, if the Closing has not occurred on or before June 30, 1999, either Lithia or the Company, provided that the failure of the Closing to occur did not result from a breach of this Agreement by such party, shall have the right to terminate this Agreement pursuant to Section 15.

     6.2 DOCUMENTS TO BE DELIVERED AT CLOSING BY THE SHAREHOLDERS. At Closing, the Shareholders will deliver or cause the Company to deliver to Lithia the following:

           6.2.1 Certified copies of resolutions adopted by the board of directors of the Company approving the Agreement and the Plan of Merger and the transactions contemplated hereby;

           6.2.2  The Plan of Merger duly executed on behalf of the Company;

           6.2.3 Articles of Merger in the appropriate form for filing duly executed on behalf of the Company;

           6.2.4  Stock certificates representing all of the Shares;

           6.2.5 Lease agreements substantially in the form of Exhibit G and a mutually acceptable Sublease Agreement for any properties subleased by the Company from a related party to transfer to the Company the benefits of such underlying leases, with monthly rents in the amount set forth in Schedule G-1 attached to Exhibit G (the "LEASE AGREEMENT") duly executed by the Landlord as specified therein;

           6.2.6 The Registration Rights Agreement between Lithia, Colorado Springs Jeep Eagle Limited Partnership, RLLP, and the majority shareholders of the other members of the Moreland Group substantially in the form of Exhibit H (the "REGISTRATION RIGHTS AGREEMENT"), duly executed by the Shareholders; and

           6.2.7 Employment agreements between Lithia and W. Douglas Moreland and Alex Jannicelli substantially in the form of Exhibit I and J (the "EMPLOYMENT AGREEMENTS(S)") duly executed by the employee as specified therein.

     6.3 DOCUMENTS TO BE DELIVERED AT CLOSING BY LITHIA. At Closing, Lithia will deliver, or cause to be delivered, to the Shareholders the following:

           6.3.1 Certified copies of resolutions adopted by the board of directors of Lithia and of resolutions adopted by the board of directors and shareholder of Merger Sub approving this Agreement and the Plan of Merger and the transactions contemplated hereby.

           6.3.2 The Plan of Merger duly executed on behalf of Merger Sub and Lithia;

           6.3.3 Articles of Merger in the appropriate form for filing duly executed on behalf of the Merger Sub;

           6.3.4 The cash portion of the Initial Merger Consideration payable as provided in the Plan of Merger;

           6.3.5 Stock certificates for the shares of Class A Common Stock and Series M-2002 Preferred Stock constituting the stock portion of the Initial Merger Consideration issued in the names of the Shareholders;

           6.3.6 The Lease Agreements duly executed by Lithia Real Estate, Inc., a wholly owned subsidiary of Lithia, as lessee, and guaranteed by Lithia;

           6.3.7  The Registration Rights Agreement, duly executed by Lithia;
and

           6.3.8 The Employment Agreement(s) duly executed on behalf of Lithia.

7.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     The Shareholders jointly and severally represent and warrant to Lithia as follows:

     7.1 AUTHORIZATION. The execution, delivery and performance of this Agreement and the Plan of Merger have been duly authorized by the Board of Directors and the shareholders of the Company, and this Agreement has been duly executed and delivered by the Company and each Shareholder. The Company has all necessary corporate authority to execute and deliver this Agreement and to perform the Company's obligations hereunder. This Agreement is a valid and legally binding obligation of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shareholders have the complete and unrestricted right, power and authority to execute this Agreement and perform their covenants in accordance with this Agreement and will have at Closing good, absolute and marketable title to the Shares, free and clear of any liens, claims, encumbrances or restrictions of any kind.

     7.2 INCORPORATION AND GOOD STANDING. The Company is duly organized, validly existing and in good standing under the applicable laws of the state of its incorporation and has all necessary power and authority to own, lease and operate its properties and assets and to conduct its business as its business is now being conducted. The Company has delivered to Lithia complete and accurate copies of the Company's articles of incorporation and bylaws, including all amendments thereto. The Company is qualified to do business and is in good standing in each state in which it transacts business. Except as disclosed in
Schedule 7.2, the Company does not have any subsidiaries nor any direct or indirect equity interest in any corporation, partnership or other entity.

     7.3 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000 shares of Common Stock, no par value, 10,000 shares of which are outstanding. The Shares constitute all of the issued and outstanding shares of capital stock of the Company. The Shares have been validly authorized and issued, are fully paid and non-assessable, and have not been issued in violation of any preemptive rights or of any federal or state securities law. On the date hereof, the Shares are owned beneficially and of record by the Shareholders as set forth on Schedule 2.1. There are and will be on the Closing Date no outstanding subscriptions, options, rights, warrants, convertible securities, buy-in or other agreements or commitments obligating the Company to issue any additional shares of its capital stock of any class or any other securities of any kind. Except as disclosed in
Schedule 7.3, there are no agreements that relate to the voting or control of the Shares.

     7.4 NO CONFLICTS. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof will violate, conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default or an event which, with notice or lapse of time or both, would constitute a default under, the articles of incorporation or bylaws of the Company, any contract, agreement, mortgage, deed of trust or other instrument or obligation to which either the Shareholders or the Company are parties or by which any of them is bound (assuming receipt of the consents and approvals disclosed in Schedule 7.5), or violate any provision of any applicable law or regulation or of any order, decree, writ or injunction of any court or governmental body, or result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on any property or asset of the Company or on the Shares.

     7.5 CONSENTS. Except as otherwise set forth in Schedule 7.5, no consent from, or other approval of, any governmental entity or agency or any other person or entity is necessary in connection with the execution, delivery or performance of this Agreement by the Company.

     7.6 REAL PROPERTY. Set forth in Schedule 7.6 is a complete and accurate legal description of the Business Real Property. The zoning of the Business Real Property permits the presently existing improvements and the continuation of the business presently being conducted on such real property. To the best of the Company's and each of the Shareholders' knowledge, there are no pending or proposed changes to such zoning.

     7.7 TANGIBLE PERSONAL PROPERTY. Schedule 7.7 sets forth a complete and accurate description of all equipment, furniture, fixtures and other tangible personal property (except inventory of vehicles, parts and supplies) owned by, in possession of, or used by the Company on December 31, 1998 in connection with its business and a complete and accurate description of all tangible personal property in which the Company has a leasehold interest, together with a complete and accurate description of each lease under which the Company holds such leasehold interests. Each of the leases is in full force and effect and constitutes a legal, valid and binding obligation of the parties thereto. The Company has performed in all material respects the covenants required to be performed by it under each of the leases to which it is a party and is not in default under any of the leases to which it is a party.

     7.8 PARTS INVENTORIES. The parts inventories of the Company at December 31, 1998 consist of goods of a quality and in quantities that are suitable for sale in the ordinary course of its business with normal mark-up at prevailing market prices. All parts and accessories in the inventories of the Company are undamaged parts and accessories that (i) are still in the original, resalable merchandising package, and in unbroken lots, (ii) were listed for sale in the then-current dealer parts and accessories price schedule for the represented manufacturers, (iii) were purchased directly from the represented manufacturers, and (iv) are returnable under the terms of the represented manufacturers' sales and service agreement for credit to the account of the Company.

     7.9 LICENSES AND PERMITS. Schedule 7.9 sets forth a complete and accurate description of all material permits, licenses, franchises, certificates and similar items and rights, owned or held by the Company (hereinafter collectively referred to as the "LICENSES AND PERMITS"). The Licenses and Permits are adequate for the operation of the Company's business; are valid and in full force and effect, and no basis exists for a grantor of any such Licenses or Permits to terminate the same. No additional material permit, license, franchise, certificate or similar item or right is required by the Company for the operation of its business. Except as set forth on Schedule 7.9, the Company's rights under the Licenses and Permits will, by operation of law, vested in Merger Sub upon the Effective Time.

     7.10 INTELLECTUAL PROPERTY. Schedule 7.10 sets forth a complete and accurate description of all intellectual property presently in use by the Company, which intellectual property includes (without limitation) patents, trademarks, trade names, service marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes, advertising materials, Internet sites and any other proprietary information or property. Except as disclosed in
Schedule 7.10, there are no outstanding licenses or consents to third parties granting the right to use any intellectual property owned by the Company. To the best of the Company's and each of the Shareholders' knowledge and except as disclosed in Schedule 7.10, the Company owns and has the right to use its intellectual property free and clear of any claims and without any conflict with the rights of others and no royalties or fees are payable by the Company to any third party by reason of the use of any intellectual property by the Company.
No additional intellectual property is required by the Company for the operation of its business.

     7.11 TITLE TO PROPERTIES; ENCUMBRANCES. The Company has good, absolute and marketable title to (or, in the case of leased property, valid and subsisting leasehold interests in) all of its properties and assets, including (without limitation) the properties and assets that will be listed on Schedules
7.6 and 7.7 except for properties and assets sold, consumed or otherwise disposed of by the Company in the ordinary course of its business, and will have good, absolute and marketable title to all assets included in the Audited Balance Sheet. The Company and the Business Real Property are not subject to any liens, mortgages, encumbrances, conditional sales agreements, security interests, claims or restrictions of any kind or character, except for (i) the encumbrances listed on Schedule 7.11, (ii) liens for current taxes not yet due and payable and (iii) mechanics and materialmen's liens arising in the ordinary course of business and securing obligations that are not overdue.

     7.12 FINANCIAL STATEMENTS. Schedule 7.12 sets forth the Company's Dealer Financial Statements as of the end of and for the Company's two most recent fiscal years. These Dealer Financial Statements were prepared in accordance with the applicable manufacturer's requirements and fairly reflect in all material respects the results of operations and financial condition of the Company for the periods and at the dates indicated.

     The Company will, prior to Closing, deliver to Lithia copies of balance sheets for the Company dated December 31, 1998 (the "BALANCE SHEET DATE") and December 31, 1997, and the related statements of income for each of the three years ended December 31, 1998 (hereinafter collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements will be prepared in accordance with Moreland GAAP on a LIFO basis and consistent with prior periods, and will fairly present in all material respects the financial condition of the Company at the dates mentioned and the results of its operations for the periods specified. The Financial Statements will be accompanied with an unqualified audit report from the Company's accountants, Arthur Andersen, LLP. KPMG Peat Marwick LLP, Lithia's accountants, will be permitted to review the work papers of Arthur Andersen LLP prior to the issuance of Arthur Andersen LLP's report for the Financial Statements at and for the periods through December 31, 1998.

     7.13 INDEBTEDNESS FOR BORROWED MONEY; GUARANTIES. The Company has delivered to Lithia a complete and accurate copy of all instruments evidencing or relating to the Company's indebtedness for borrowed money at December 31, 1998. The Company is not in default or violation of any provision of any agreement evidencing or relating to its indebtedness for borrowed money.
Schedule 7.13 sets forth as of December 31, 1998 a complete and accurate description of all guaranties by the Company of any obligation or liability of any person or entity, including (without limitation) any guaranties of installment sales contracts, leases or obligations under service contracts.

     7.14 TAX MATTERS. The Company has duly filed all federal, state and local tax returns required to be filed by it. All federal, state, local and foreign income, ad valorem, excise, sales, use, payroll, unemployment and other taxes and assessments that are due and payable by the Company have been properly computed, duly reported, fully paid, and discharged and the Company has conformed with applicable requirements to maintain its LIFO election. The only unpaid taxes that require payment by the

Company are current taxes not yet due and payable. All current taxes not yet due and payable by the Company have been properly accrued and are accurately reflected in the Company's balance sheet in the Financial Statements. The Company has not been delinquent in the payment of any tax, assessment or governmental charge, nor has any tax deficiency been proposed or assessed against it, nor has it executed any waiver of the statute of limitations on the assessment or collection of any tax.

     7.15  TRANSACTIONS SINCE BALANCE SHEET DATE.  Since the Balance Sheet
Date, except as anticipated by this Agreement or set forth on Schedule 7.15,
(i) the Company has not incurred any material debts, liabilities or obligations except current liabilities in the ordinary course of business; discharged or satisfied any material liens or encumbrances, or paid any material debts, liabilities or obligations, except in the ordinary course of business; mortgaged, pledged or otherwise subjected to any lien or other encumbrance any of its properties or assets; canceled any material debt or claim; sold or transferred any properties or assets except sales from inventory in the ordinary course of business; nor entered into any material transaction other than in the ordinary course of business; (ii) there has not been any change in the financial condition, net income, assets, liabilities, operations or business of the Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse; (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of, or any repurchase or acquisition of, the capital stock of the Company; (iv) the Company has not issued any securities or options to purchase any securities of any nature whatsoever; (v) the Company has not increased the compensation, commissions, bonuses or other remuneration payable to any officer, director, employee or to any other person or entity, whether now or hereafter payable, except in the ordinary course of business, nor paid any bonuses to any Shareholder, (vi) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, properties or business of the Company; (vii) the Company has not made any capital expenditure or commitment in excess of $50,000 for additions to property, plant or equipment; (viii) the Company has not made any loan or advance to any person or entity, other than advances to commission salespersons in the ordinary course of business; guaranteed any obligation or liability of any person or entity, including (without limitation) any guaranties of any installment sales contracts or leases, or given any indemnification to any person or entity; (ix) the Company has not made any sale, assignment or transfer of, additions to or transactions involving any tangible asset other than in the ordinary course of business; (x) the Company has not made any change in its method of accounting or accounting practices, including (without limitation) any change in depreciation or amortization policies or rates; (xi) the Company has not granted any waiver or release of any material claim or right, or canceled any material debt or claim held by it; (xii) the Company has not amended or terminated any material contract, agreement or license to which it is a party;
(xiii) the Company has not agreed, in writing or otherwise, to do or permit any of the foregoing.

     7.16 LITIGATION. Schedule 7.16 sets forth a complete and accurate description of all orders, decrees, writs or injunctions of any court or governmental body applicable specifically to the Company and all legal actions, suits, arbitrations, condemnation actions or other proceedings pending or, to the knowledge of the Shareholders, threatened against the Shareholders with respect to their Shares or against the Company or any of its properties, assets or business. The Company has no knowledge of any facts that might result in any other material action, suit, arbitration or proceeding.

     7.17 COMPLIANCE WITH LAWS. To the best of the Company's and each of the Shareholders' knowledge, there are no existing violations of federal, state or local laws, ordinances, rules, codes, regulations or orders by the Company which are reasonably likely to materially affect the properties, assets or business of the Company. To the best of the Company's and each of the Shareholders' knowledge, the Company is not subject to any restriction, judgment, order, writ, injunction, decree or award, which materially and adversely affects or is likely to materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Company.

     7.18 CONTRACTS AND AGREEMENTS. Schedule 7.18 sets forth a complete and accurate description of all material contracts and agreements to which the Company is a party or by which it or any of its property is bound. All such contracts and agreements are in full force and effect and neither the Company nor, to the Company's knowledge, the other parties thereto are in breach of any of the provisions thereof. Except as set forth on Schedule 7.18, the Company is not a party to any contract or agreement which materially and adversely affects or is likely to materially or adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Company.

     7.19 EMPLOYEE BENEFIT PLANS. Schedule 7.19 sets forth a complete and accurate description of all pension, profit sharing, bonus, deferred compensation, percentage compensation, severance pay, retirement, health, stock option, stock buy-in, insurance and other employee benefit plans and arrangements binding upon the Company. The Company has complied with the provisions of and has performed the obligations required of it under such plans and arrangements, and the Company is not in default under any provision thereof in any material respect. There have been no material defaults, breaches or omissions by the Company or any fiduciary under any of these plans or arrangements.

     7.20 INSURANCE. Schedule 7.20 sets forth a complete and accurate description of all insurance, including (without limitation) worker's compensation, maintained by the Company and summarizes the coverage provided by each of the insurance policies, including (without limitation) whether the insurance policies are "claims made" or "occurrence" policies. All of the insurance is in full force and effect, and the Company will keep such insurance in full force and effect until the Closing Date.

     7.21 PERSONNEL. Schedule 7.21 sets forth a complete and accurate list of all employees of the Company as of the date indicated thereon and all independent contractors regularly performing services on behalf of the Company and their respective rates of compensation, including any salary, bonus or other payment arrangement made with any of them. Except as disclosed in Schedule 7.21, the Company does not have any employment agreements or contracts between the Company and any person or entity. The Company is not a party to or bound by any collective bargaining agreement, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining dispute. There are no unions representing any employees of the Company. The Company has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. The Company has paid or has made provision for the payment of all compensation due any person or entity and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the compensation of its employees.

     7.22 ACCOUNTS RECEIVABLE. Schedule 7.22 sets forth a complete and accurate list of all accounts receivable, notes receivable and vehicle leases of the Company as of the date indicated thereon and an aging analysis of such accounts. All receivables of the Company are valid and enforceable claims, arose in the ordinary course of business, require no further performance by the Company and, to the Company's knowledge, are not subject to claims or offset.

     7.23 BROKERS AND FINDERS. The Company has not employed, directly or indirectly, any broker or finder, nor incurred any liability for any brokerage fees, commissions or finders fees.

     7.24 DELIVERY OF DOCUMENTS. Complete and accurate copies of all written instruments listed or described on the schedules have been furnished or made available to Lithia. The Company will make available to Lithia, to the extent requested by Lithia, all books, records and facilities of the Company.

     7.25 POWERS OF ATTORNEY; AUTHORIZED SIGNATORIES. The Company has provided to Lithia (i) the names and addresses of all persons holding a power of attorney on behalf of the Company, and (ii) the account numbers and names of all banks or other financial institutions in which the Company currently has an account, deposit or safe deposit box, with the names of all persons authorized to draw on the accounts or deposits or to have access to the boxes.

     7.26 FULL DISCLOSURE. The representations and warranties by the Company and the Shareholders in this Agreement and in the schedules attached hereto, and the other statements in writing and information furnished or to be furnished to Lithia by or on behalf of the Company or the Shareholders in connection with the transactions contemplated by this Agreement, taken as a whole, do not and will not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained herein not misleading.

     7.27  ENVIRONMENTAL

           7.27.1 There are no past or present events, conditions, circumstances, activities, practices, incidents, plans or actions, based on or resulting from the conduct of the business of the Company, including the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial toxic or hazardous material, substance or waste, which will violate any laws chargeable to the Company currently in effect relating to pollution or protection of the environment (the "ENVIRONMENTAL LAWS") or any plan, order, decree, judgment, injunction, notice or demand letter from a governmental entity applicable to the Company, or which will give rise to any common law or other legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") or similar state or local laws in effect as of the date hereof. To the best of the Company's and each of the Shareholders' knowledge, the Business Real Property contains no spill, deposit or discharge of any hazardous substance (as that term is currently defined under CERCLA or any applicable state law), as a result of which there would be a materially adverse effect on the Company.

           7.27.2 Schedule 7.27 sets forth a complete and accurate description of each underground storage tank of any kind or nature located on the Business Real Property and known to the Shareholders.

           7.27.3 The Company has delivered to Lithia copies of all existing environmental site audits on the Business Real Property. The Company shall allow Lithia and its consultants access to the Business Real Property for the purpose of conducting any further environmental assessment it may desire to conduct, upon execution by Lithia and such consultants of an appropriate indemnity agreement.

     7.28 CONTINUATION OF BUSINESS. Neither the Company nor the Shareholders know of any reason why the Company cannot continue its business in all material respects in the same manner following the execution of this Agreement and the Closing as it has been operated prior thereto, except to the extent that Lithia causes the business of the Company to change following the Closing.

     7.29 CONTRACTS IN TRANSIT. At the time of Closing, the Company will provide a complete and accurate description of all contracts in transit for the Company.

     7.30 EVALUATION OF RISKS IN RECEIVING LITHIA SECURITIES. Each Shareholder is capable of evaluating the merits and risks of an investment in the Class A Common Stock and the Series M Preferred Stock. By reason of their respective business or financial experience, and/or the business or financial experience of their respective professional advisors (who are not affiliated, either directly or indirectly, with Lithia or any affiliate or selling agent of Lithia), each Shareholder has the capacity to protect their interests in connection with an investment in the Lithia securities. Each Shareholder has had access to and has reviewed such portions of Lithia's SEC Filings as he or his professional advisors has deemed necessary and has met either directly or through such respective professional advisors with a representative of Lithia and has had the opportunity to ask questions of, and receive answers from, Lithia concerning Lithia, the Class A Common Stock and the Series M Preferred Stock and the terms and conditions of this transaction. Each Shareholder has received any information requested by such

Shareholder or his professional advisors. Any questions raised concerning this transaction have been answered to the satisfaction of each Shareholder or their respective professional advisor.

     7.31 LIMITATIONS ON TRANSFER OF STOCK. The Class A Common Stock and Series M Preferred Stock to be issued to each Shareholder pursuant to the Plan of Merger and any additional shares of Class A Common Stock which may be issued upon a conversion of the Series M Preferred Stock will be held as an investment and not with a view to distribution.

     7.32  LACK OF REGISTRATION OF STOCK.  Each Shareholder understands that:
(a) the offer and sale of the Class A Common Stock and Series M Preferred Stock to be issued to the Shareholder pursuant to the Plan of Merger and any additional shares of Class A Common Stock which may be issued upon a conversion of the Series M Preferred Stock have not been registered under the Securities Act of 1933, as amended, or any state securities laws in reliance upon exemptions from registration; (b) the shares of Class A Common Stock and Series M Preferred Stock must be held indefinitely, unless their resale is subsequently registered under the Securities Act of 1933, as amended, and under applicable state securities laws or unless exemptions from registration are available; (c) except as provided in the Registration Rights Agreement, Lithia has not agreed to register the resale of any of the securities to be received by the Shareholders; (d) the Class A Common Stock and Series M Preferred Stock may not be offered, sold, transferred, pledged or otherwise disposed of in the absence of either an effective registration statement under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel acceptable to Lithia that such registration is not required; and (e) the certificates representing Series M Preferred Stock and the Class A Common Stock (including any additional shares of Class A Common Stock which may be issued upon a conversion of the Series M Preferred Stock) will contain the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SHARES MAY BE EFFECTED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     7.33 INFORMATION CONCERNING LITHIA. Each Shareholder acknowledges that they have received a copy of Lithia's Registration Statement on Form S-1 filed May 1, 1998, Lithia's Form 10-K for the year-end December 31, 1997, Lithia's Form 10-Q for the period ended September 30, 1998, and Lithia's Information Statement for the annual meeting of Lithia's shareholders on Form DEF 14C dated May 14, 1998, and have had the opportunity to review the information contained in these filings and discuss the same with their respective professional advisors.

     7.34 INVESTOR STATUS. Each of the Shareholders is an "accredited investor" as such term is defined under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

8.   REPRESENTATIONS AND WARRANTIES OF LITHIA

     Lithia represents and warrants to the Shareholders as follows:

     8.1 AUTHORIZATION. The execution, delivery and performance of this Agreement and the Plan of Merger have been duly authorized by the Board of Directors of Lithia and this Agreement has been duly executed and delivered by Lithia. Lithia has all necessary corporate authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is, and when executed at the Closing the Plan of Merger will be, a valid and legally binding obligation of Lithia, enforceable against Lithia in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Lithia has the complete and unrestricted right, power and authority to execute this Agreement and the Plan of Merger and perform its covenants in accordance with this Agreement and the Plan of Merger.

     8.2 INCORPORATION. Lithia is duly organized and validly existing under the applicable laws of the state of its incorporation and has all necessary power and authority to own, lease and operate its properties and assets and to conduct its business as its business is now being conducted. Lithia is qualified to do business and is in good standing in each state in which it transacts business.

     8.3 CAPITALIZATION. The authorized capital stock of Lithia consists of 100,000,000 shares of Class A Common Stock, no par share, 25,000,000 shares of Class B Common Stock, no par value and 15,000,000 shares of preferred stock, no par value, of which 10,500 shares will be designated as Series M-2002 Preferred Stock and 4,500 shares will be designated as Series M-2003 Preferred Stock, prior to Closing. Lithia SEC Filings reflect, as of the dates referred to in such filings, all shares of capital stock issued and outstanding (the "LITHIA SHARES") or plans pursuant to which such shares may be issued. The Lithia Shares have been validly authorized and issued, are fully paid and non-assessable, and have not been issued in violation of any preemptive rights.

     The Class A Common Stock and Series M Preferred Stock to be issued as part of the Merger Consideration, including any Class A Common Stock issued upon conversion of the Series M Preferred Stock (collectively, the "MERGER SHARES") have been duly authorized and, when issued in accordance with this Agreement, the Plan of Merger and the terms of the Series M Preferred Stock, will be validly issued, fully paid and non-assessable and will not have been issued in violation of the preemptive or similar rights of any person. Prior to issuance, all Class A Common Stock to be issued to the Shareholders shall have been approved for listing on the New York Stock Exchange. The Merger Shares will not be subject to any restriction on transfer except as contemplated by Section 7.32.

     8.4 NO CONFLICTS. Except as identified in Schedule 8.4, neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof will violate, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default or an event which, with notice or lapse of time or both, would constitute a default under, the articles of incorporation or bylaws of Lithia, any contract, agreement, mortgage, deed of trust or other instrument or obligation to which Lithia is bound (assuming receipt of the consents and approvals disclosed in Schedule 8.5), or violate any provision of any applicable law or regulation or of any order, decree, writ or injunction of any court or governmental body, or result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on any property or asset of Lithia.

     8.5   CONSENTS.  Except as otherwise identified in this Agreement or in
Schedule 8.5, no consent from, or other approval of, any governmental entity or agency or any other person or entity is necessary in connection with the execution, delivery or performance of this Agreement by Lithia.

     8.6 SEC FILINGS. Lithia has filed a Form 10 and subsequent quarterly and other reports under the Securities Exchange Act of 1934 and various filing with the Securities and Exchange Commission under the Securities Act of 1933 (collectively, Lithia's "SEC FILINGS"). Prior to Closing, Lithia agrees to file such other filings as the federal securities laws require and to provide copies of such filings to Shareholders within 5 business days from the date of such filing. The SEC Filings comply and all additional filings prior to Closing will comply with the requirements of applicable laws, regulations and forms, and none of such filings contain or will contain a material misstatement or omit or will omit to state a material fact.

     8.7 TAX MATTERS. Lithia has duly filed all federal, state and local tax returns required to be filed by it. All federal, state, local and foreign income, ad valorem, excise, b&o, sales, use, payroll, unemployment and other taxes and assessments that are due and payable by Lithia and have been properly computed, duly reported, fully paid and discharged. The only unpaid taxes that require payment by Lithia are current taxes not yet due and payable. All current taxes not yet due and payable by Lithia have been properly accrued and are accurately reflected in its balance sheet in the SEC Filings. Lithia has not been delinquent in the payment of any tax, assessment or governmental charge, nor has any tax deficiency been proposed or assessed against it, nor has it executed any waiver of the statute of limitations on the assessment or collection of any tax.

     8.8 TRANSACTIONS SINCE LATEST BALANCE SHEET DATE. Since the date of the latest balance sheet in any SEC Filings and except as set forth in Schedule 8.8
(i) Lithia has not incurred any material debts, liabilities or obligations except current liabilities in the ordinary course of business; discharged or satisfied any material liens or encumbrances, or paid any material debts, liabilities or obligations, except in the ordinary course of business; mortgaged, pledged or otherwise subjected to any lien or other encumbrance any of its properties or assets; canceled any material debt or claim; sold or transferred any properties or assets except sales from inventory in the ordinary course of business; nor entered into any material transaction other than in the ordinary course of business; (ii) there has not been any change in the financial condition, net income, assets, liabilities, operations or business of Lithia other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse; (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of, or any repurchase or acquisition of, the capital stock of Lithia except pursuant to plans identified in SEC Filings; (iv) Lithia has not issued any securities or options to purchase any securities of any nature whatsoever; (v) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, properties or business of Lithia; (vi) Lithia has not made any sale, assignment or transfer of, additions to or transactions involving any of its tangible assets other than in the ordinary course of business; (vii) Lithia has not granted any waiver or release of any material claim or right, or canceled any material debt or claim held by it; (viii) Lithia has not amended or terminated any material contract, agreement or license to which it is a party; or (ix) Lithia has not agreed, in writing or otherwise, to do or permit any of the foregoing. Except as set forth in the SEC Filings or Schedule 8.8, Lithia is not a party to any agreement, letter of intent or other understanding that would result in the issuance of any equity securities of Lithia, and as of the date hereof, Lithia is not engaged in discussions with any person that are reasonably likely to result in such an agreement or understanding. Without the prior written consent of W. Douglas Moreland, Lithia will not, prior to the Effective Date, agree to issue any equity securities in any acquisitions, having an aggregate value in excess of $20,000,000.

     8.9 LITIGATION. Schedule 8.9 sets forth a complete and accurate description of all orders, decrees, writs or injunctions of any court or governmental body specifically applicable to Lithia and all legal actions, suits, arbitrations, condemnation actions or other proceedings pending or threatened against Lithia or its subsidiaries, or any of its properties, assets or business which might have a material adverse effect on its financial condition or business prospects. Lithia is not aware of any facts that might result in any other material action, suit, arbitration or proceeding.

     8.10 COMPLIANCE WITH LAWS. To the best of Lithia's knowledge, there are no existing violations of federal, state or local laws, ordinances, rules, codes, regulations or orders by Lithia which are reasonably likely to materially affect the properties, assets or business of Lithia. To the best of Lithia's knowledge, Lithia is not subject to any restriction, judgment, order, writ, injunction, decree or award, which materially and adversely affects or is likely to materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of Lithia.

     8.11 BROKERS AND FINDERS. Lithia has not employed, directly or indirectly, any broker or finder or incurred any liability for any brokerage fees or commissions or finders' fees and no broker or finder has acted directly or indirectly for Lithia in connection with this Agreement or the transactions contemplated by this Agreement.

     8.12 DELIVERY OF DOCUMENTS. Complete and accurate copies of all written instruments listed or described on the schedules provided herewith have been furnished to the Shareholders. Lithia will make available to the Shareholders or their respective professional advisors, to the extent requested by the Shareholders, all books, records and facilities of Lithia.

     8.13 FULL DISCLOSURE. The representations and warranties by Lithia in this Agreement and in the schedules provided herewith, and the other statements in writing and information furnished or to be furnished to the Shareholders by or on behalf of Lithia in connection with the transactions contemplated by this Agreement, taken as a whole, do not and will not contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein not misleading.

9.   COVENANTS

     Lithia, the Shareholders and the Company agree that:

     9.1 NOTICES AND CONSENTS. The Shareholders, the Company and Lithia mutually agree to cooperate and use commercially reasonable good faith efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and governmental bodies as may be necessary to consummate the transactions contemplated by this Agreement.

     9.2 CONDUCT OF BUSINESS BY THE COMPANY PRIOR TO THE CLOSING DATE. The Company and the Shareholders shall cause the Company to conduct its operations according to the ordinary and usual course of business reasonably consistent with past and current practices, to use commercially reasonable good faith efforts to maintain and preserve its assets, properties, insurance policies, business organization, and advantageous business relationships and to retain the services of its officers, employees, agents and independent contractors, and shall not allow the Company to engage in any practice, take any material action, or enter into any material transaction outside of the ordinary course of business. From the date of the execution of this Agreement to the date of Closing of the transaction contemplated hereby, neither the Shareholders nor the Company will commit to or make any obligation which binds the Company to an expense in excess of $50,000.00 without Lithia's prior consent, other than the purchase of inventory in the ordinary course of business.

     9.3 LITHIA'S EXAMINATION. The Company and the Shareholders shall cause the Company to permit representatives of Lithia to have full access to and to examine, at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, the books, records, properties and assets of the Company and the Business Real Property.

     9.4 SHAREHOLDERS' REVIEW. Lithia will make available to Shareholders or their respective professional advisors such books and records and access to its senior management as Shareholders reasonably request and in a manner so as not to interfere with the normal business operations of Lithia and the responsibilities of its senior management, in order to fully evaluate Lithia and its Class A Common Stock and Series M Preferred Stock to be issued to such Shareholders pursuant to the Plan of Merger.

     9.5 NOTICE OF CHANGES. The Company shall give prompt written notice to Lithia of any material adverse change in the financial condition, net income, assets, liabilities, operations or business of the Company. Lithia shall give prompt written notice to the Shareholders of any material adverse change in the financial condition, net income, assets, liabilities, operations or business of the Company.

     9.6 STANDSTILL AGREEMENT. Each Shareholder agrees that whenever Lithia undertakes a firmly underwritten public offering of its securities and, if requested by the managing underwriter in such offering, the Shareholder will enter into an agreement not to sell or dispose of any securities of Lithia owned or controlled by the Shareholder, provided such restriction will not extend beyond 180 days from the effective date of the registration statement filed in connection with such offering.

     9.7 FURTHER ASSURANCES. From time to time at or after the Closing, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

     9.8 EMPLOYEE STOCK OPTIONS. Lithia agrees to grant stock options pursuant to its 1996 Incentive Stock Plan to management employees remaining with the Company after Closing. The number of shares available for grant to all employees in the Moreland Group shall be equal to six percent of the total number of shares of Class A Common Stock issued to all the shareholders of the companies in the Moreland Group at the Closing and the simultaneous closings of the Other Reorganization Agreements including such additional shares that may be issued as Contingent Merger Consideration, plus six percent of the shares of Class A Common Stock issuable upon conversion of the shares of Series M Preferred Stock issued at the Closing and such simultaneous closings including such additional shares that may be issued as Contingent Merger Consideration, determined as though such Series M Preferred Stock were converted to Class A Common Stock at the date of issuance. The options will be granted during 1999 and 2000 to such persons and in such amounts consistent with Lithia's practices and as proposed by W. Douglas Moreland.

     9.9 RELEASE OF GUARANTEES. All guarantees by the Company of the indebtedness or obligations of any other party or person (other than the other members of the Moreland Group) and the guaranty of W. Douglas Moreland or any general manager of any dealership in the Moreland Group of any indebtedness or obligation of the Company or any other member of the Moreland Group (except as may be created or permitted by this Agreement), and any security agreements entered or collateral pledged to secure such guarantees, shall be released, discharged or terminated prior to or at Closing.

     9.10 NON-COMPETE. For a term of three years following the Closing date of the Merger, Shareholders will not, directly or indirectly, within 100 miles of any dealership currently owned or operated by Lithia or any of its subsidiaries, own, operate, manage, control, participate in the ownership, management, operation or control of or be paid or employed by or acquire any interest in or securities of or otherwise become associated with or provide assistance to, as an employee, consultant, director, officer, shareholder, partner, agent, associate, principal, representative or any other capacity, any business entity engaged in the lease or sale of new or used automobiles or light trucks except as may otherwise be provided in such Shareholders' Employment Agreements with Lithia. This covenant against competition shall not prohibit any activity of any Shareholder with respect to any business entity with which it or he has any such relationship as of the date of this Agreement or any successor to such a business entity. If Lithia or one of its subsidiaries acquires or assumes operation of an additional dealership after the date hereof, this covenant against competition shall be extended to that additional dealership, but there shall automatically be excepted from such extended covenant any business entity that is within 100 miles of such additional dealership and in which any Shareholder had an interest which did not constitute a breach of this Section before Lithia or such subsidiary acquired or assumed operation of such additional dealership. For that purpose, a Shareholder shall be deemed to have an interest in a business entity if he or it had any of the relationships with such entity that constitute competition under this Section 9.10, had signed a letter of intent, terms sheet, or agreement contemplating such a relationship or had filed an application with a manufacturer or franchisor which, if granted, would create such a relationship.

     9.11 UPDATE OF REPRESENTATIONS. If any party to this Agreement becomes aware of any breach of the representations and warranties contained herein, whether made by such party or any other party, such party shall notify all other parties, by the delivery of a new or revised Schedule disclosing the facts constituting such breach or otherwise. The non-breaching parties shall be entitled to exercise any right they may have to terminate this Agreement on the basis of such breach, but if they elect to proceed with the Closing rather than terminating, the breach so disclosed and all remedies in respect thereof shall be deemed to have been waived.

     9.12 SERVICE CONTRACT PRICING. Prior to the Effective Date, the parties will determine a pricing schedule for extended service contracts which will be charged to each Moreland Group dealership. The pricing schedule, determined for each product line, will be the amount determined by the following formula:

                  (A x B) + (C x D)

           where:

                  A = the percentage of all service contracts written by the Moreland Group in 1998 with Ryan & Associates.

                  B = the price charged by Ryan & Associates for that product line less the inception rebate paid by Ryan & Associates (in 1998, this inception rebate was paid to Diamond Financial and was $15.00 on new vehicles and $40.00 on used vehicles).

                  C = the percentage of all service contracts written by the Moreland Group in 1998 with Western National.

                  D = the price charged by Western National for that product line less the inception rebate paid by Western National (in 1998, this inception rebate was paid to Diamond Financial and was $50.00 on both new and used vehicles).

10.  CONDITIONS PRECEDENT TO OBLIGATION OF LITHIA

     The obligation of Lithia to effect the transactions contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by Lithia:

     10.1 REPRESENTATIONS, WARRANTIES OF THE SHAREHOLDERS AND COVENANTS OF THE COMPANY AND THE SHAREHOLDERS. All representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties were made on the Closing Date, except to the extent that such representations and warranties expressly relate to any earlier date, and the Company and the Shareholders shall have performed and complied in all material respects with all the covenants and agreements and satisfied in all material respects all the conditions required by this Agreement to be performed, complied with or satisfied by the Company and each of the Shareholders on or prior to the Closing Date. The Company and each of the Shareholders must have delivered to Lithia a certificate dated as of the Closing Date certifying that this condition has been fulfilled.

     10.2 NO ADVERSE CHANGE. No material adverse change in the financial condition, net income, assets, liabilities, operations or business of the Company shall have occurred.

     10.3 APPROVAL OF LITHIA'S SHAREHOLDERS. The shareholders of Lithia shall have approved this Agreement and the issuances of the Class A Common Stock and Series M Preferred Stock, if such approval is necessary under the listing requirements of the New York Stock Exchange.

     10.4 THIRD PARTY APPROVALS. This Agreement and the transactions contemplated by this Agreement shall have received all required material approvals and consents from all Company lenders, lessors, automobile manufacturers and federal, state or local regulatory agencies whose consent is required and copies of such approvals and consents shall have been delivered to Lithia.

     10.5 HART-SCOTT-RODINO WAITING PERIOD. The applicable waiting period under the HSR Act, and the regulations promulgated thereunder, shall have expired or been terminated.

     10.6 APPROVAL OF LITHIA AS THE DEALER. Merger Sub shall have been approved as the dealer by the manufacturers represented by the Company without restrictions or requirements deemed unacceptable to Lithia at its sole discretion.

     10.7 CONSENT FROM LITHIA'S LENDER. Lithia shall have received from Ford Motor Credit Company a waiver or consent to this Agreement and the transactions contemplated hereby.

     10.8 TAX OPINION. Lithia shall have received from Foster Pepper & Shefelman, PLLC a tax opinion substantially in the form of Exhibit E.

     10.9 LEGAL OPINION. Lithia shall have received from Sherman & Howard L.L.C. its opinion substantially in the form of Exhibit J.

     10.10 FULFILLMENT OF CONDITIONS IN RELATED TRANSACTIONS. All of the conditions to Lithia's obligations to effect the transactions contemplated by the Other Reorganization Agreements shall have been fulfilled.

     10.11 EMPLOYEE AND RELATED PARTY LOANS. With the exception of employee advances in the normal course of business, all employee loans and loans from Affiliates will be paid in full or otherwise transferred to third parties for cash at their book value, except for a note from North Avenue Auto, Inc.

     10.12 ASSIGNMENT AND LICENSES OF INTANGIBLE ASSETS. Lithia shall have received fully executed Agreement substantially as set forth in Exhibit K.

     10.13 COMPLETION OF AUDIT AND PURCHASE PRICE DETERMINATION. The Adjusted Net Worth, Net Adjusted Pretax Income for 1998 and Initial Merger Consideration shall have been determined.

11.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS

     The obligations of the Shareholders and the Company to effect the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by the Company or by the Shareholders:

     11.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LITHIA. All representations and warranties of Lithia contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties were made on the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, and Lithia shall have performed and complied in all material respects with all of the covenants and agreements and satisfied in all material respects all the conditions required by this Agreement to be performed, complied with or satisfied by Lithia on or prior to the Closing Date. Lithia must have delivered to the Company a certificate dated as of the Closing Date certifying that this condition has been fulfilled.

     11.2 NO ADVERSE CHANGES. No material adverse change in the financial condition, net income, assets, liabilities, operations or business of Lithia shall have occurred.

     11.3 THIRD PARTY APPROVALS. This Agreement and the transactions contemplated by this Agreement shall have received all required material approvals and consents from all Company lenders, lessors, automobile manufacturers and federal, state or local regulatory agencies whose consent is required, and copies of such approvals and consents shall have been delivered to the Company.

     11.4 HART-SCOTT-RODINO WAITING PERIOD. The applicable waiting period under the HSR Act, and the regulations promulgated thereunder, shall have expired or been terminated.

     11.5 TAX OPINION. The Shareholders shall have received from Sherman & Howard, L.L.C. a tax opinion substantially in the form of Exhibit F.

     11.6 LEGAL OPINION. The Shareholders shall have received from Foster Pepper & Shefelman LLP an opinion substantially in the form of Exhibit L.

     11.7 FULFILLMENT OF CONDITIONS IN RELATED TRANSACTIONS. All of the conditions to the obligations of the other members of the Moreland Group to effect the Other Reorganization Agreements shall have been fulfilled.

     11.8 ASSIGNMENT AND LICENSES OF INTANGIBLE ASSETS. The Shareholders will receive fully executed Agreement substantially as set forth in Exhibit L.

     11.9 COMPLETION OF AUDIT AND PURCHASE PRICE DETERMINATION. The Adjusted Net Worth, Net Adjusted Pretax Income for 1998 and Initial Merger Consideration shall have been determined.

12.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Notwithstanding any investigation or examination conducted before or after the Closing or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth in this Agreement. All representations and warranties made in this Agreement shall survive the Closing until March 31, 2001; provided, however, that (i) the accuracy of each such representation and warranty shall be determined only as of the date of the Closing, (ii) the representations and warranties in Sections
7.14 and 8.7 shall survive until 30 days after the expiration (without extension) of the statute of limitations for the Company's or Lithia's (as the case may be) 1998 federal income tax return, and (iii) any claim based upon fraud shall survive for its applicable statute of limitation. The period of survival for each representation and warranty established in this Section 12 is referred to as the "Survival Period" for such representation and warranty. The liabilities of the parties with respect to their respective representations and warranties will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not affect the rights of any party entitled to rely on a representation and warranty in respect of any breach of which such party has given notice to the breaching party prior to the expiration of the Survival Period, specifying in reasonable detail the facts alleged to constitute the breach.

13.  INDEMNIFICATION

     13.1 GENERAL INDEMNITY. The Shareholders agree to jointly and severally indemnify, defend and hold harmless the Company and Lithia and their respective successors and assigns (the "LITHIA INDEMNIFIED PARTIES") from and against any claims, damages, liabilities, penalties, actions, suits, proceedings, demands, assessments, costs and expenses, including reasonable attorneys fees and expenses of investigation ("CLAIMS"), incurred by any Lithia Indemnified Party arising from or related to (i) any breach of any representation or warranty made by the Company or the Shareholders in this Agreement, of which notice is given to the Shareholders by the Lithia Indemnified Parties prior to the expiration of the Survival Period for such representation or warranty or (ii) any breach of any covenant or agreement made by the Company or the Shareholders in this Agreement, to the extent, in the case of the Company, that such covenant or agreement was to be performed at or before the Closing.

     13.2 DEFENSE OF CLAIMS. Each Lithia Indemnified Party shall promptly notify the Shareholders of any Claim against which indemnification will be sought hereunder. If the Claim involves a claim, investigation, demand, action or suit by a third party, including a governmental authority, the Shareholders shall have the right to defend the claim with counsel of their choosing, but the Lithia Indemnified Party shall be entitled to participate in the defense at its expense. If the Shareholders do not assume the defense of the Claim, the Lithia Indemnified Party may do so, but the Shareholders will have the right to participate in the defense at their expense. The party defending a Claim shall not settle the Claim without the consent of the other party, which consent shall not be unreasonably withheld.

     13.3  LIMITATIONS.

           13.3.1 Except for Claims based upon fraud or a breach of Section 7.14, the Lithia Indemnified Parties shall not be entitled to indemnification under Section 13.1 unless and until the aggregate amounts against which they would otherwise be entitled to indemnification under Section 13.1 of this Agreement and the comparable indemnification provisions of the Other Reorganization Agreements exceed $500,000, and then only to the extent of such excess.

           13.3.2 In no event shall the Shareholders be liable in the aggregate under Section 13.1 for an amount that, when added to the amounts for which the shareholders of the other members of the Moreland Group are liable under the comparable provisions of the Other Reorganization Agreements exceeds $20,000,000; provided, however, that Claims based upon fraud or based upon a breach of Section 7.14 are not limited by this subsection. Further, no Shareholder shall be liable for an amount in excess of the total Merger Consideration received by such Shareholder.

           13.3.3 Following the Closing, the right to be indemnified under
Section 13.1 shall be the sole and exclusive remedy of the Lithia Indemnified Parties for any breach by the Shareholders or the Company of any representation or warranty made at or before the Closing or any covenant or agreement to be performed at or before the Closing.

           13.3.4 Any amount against which a Lithia Indemnified Party is entitled to be indemnified hereunder shall be reduced by (i) the amount of any insurance proceeds available to such Lithia Indemnified Party in respect of the matter giving rise to a Claim or, if greater, the proceeds that would have been available under the insurance policies maintained by the Company prior to the Closing, (ii) any tax benefits accruing to the Lithia Indemnified Party as a result of the Claim or the facts underlying the Claim not offset by any tax charges to the Lithia Indemnified Party as a result of the receipt of the indemnification payment, and (iii) any recoveries from third parties in respect of the Claim or the facts underlying the Claim. Lithia shall use reasonable commercial efforts to recover from third parties in respect of any Claim but will not be required to exhaust its efforts to recover from third parties prior to seeking indemnity hereunder. If Shareholders pay the Claim, Lithia will assign to the Shareholders its or the Company's right of recovery from such third parties.

           13.3.5 Notwithstanding any other provision of this Agreement, the obligations of the Shareholders to indemnify a Lithia Indemnified Party may be satisfied in total or in part by the delivery to such party of Series M Preferred Stock or Class A Common Stock. The Series M Preferred Stock shall, for these purposes, be valued at its $1,000 stated value per share. The Class A Common Stock shall, for these purposes, be valued at the average Daily Sales Price over the 15 consecutive trading days ending the second trading day prior to its tender to the Lithia Indemnified Party.

14.  HART-SCOTT-RODINO NOTIFICATION

     Prior to the Closing Date, the parties shall file all reports or other documents required or requested by the Federal Trade Commission (the "FTC") or the Department of Justice (the "DOJ") under the HSR Act, and all regulations promulgated thereunder, concerning the transactions contemplated by this Agreement, and comply promptly with any request by the FTC or the DOJ for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire an soon as commercially reasonable after the execution and delivery of this Agreement. The parties agree to furnish to one another such information concerning Lithia, the Company, and the Shareholders as the parties need to perform their obligations hereunder. Lithia and the Company agree to share the filing fees and costs due governmental agencies with regard to the HSR Act notification and compliance.

15.  TERMINATION

     15.1 MUTUAL CONSENT. This Agreement may be terminated by the written consent of the parties.

     15.2 BY LITHIA. This Agreement may be terminated by written notice of termination given by Lithia to the Company and the Shareholders (i) if the Company or the Shareholders default in any material respect in the observance of or in the due and timely performance by them of any of the agreements and covenants contained herein or in the Other Reorganization Agreements (ii) if any of the warranties and representations of the Company or the Shareholders contained herein are false in any material respect, (iii) if the conditions of this Agreement to be complied with or performed by the Shareholders or the Company at or before Closing are not complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance is not waived by Lithia or (iv) if Lithia terminates any of the Other Reorganization Agreements in accordance with the terms and conditions of such other agreements.

     15.3 BY THE COMPANY. This Agreement may be terminated by written notice of termination given by the Company to Lithia (i) if Lithia defaults in any material respect in the observance of or in the due and timely performance by Lithia of any agreements and covenants of Lithia contained herein or in the Other Reorganization Agreement, (ii) if any of the representations and warranties of Lithia contained herein are false in any material respect, (iii) if the conditions of this Agreement to be complied with or performed by Lithia at or before Closing are not complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance is not waived by the Company or (iv) if one of the other members of the Moreland Group terminates any of the Other Reorganization Agreements in accordance with the terms and conditions of such other agreements.

     15.4  EFFECT OF TERMINATION.  Upon any termination of this Agreement under
Section 15.1, no party to this Agreement shall have any liability or obligation hereunder. Upon any termination of this Agreement under Section 15.2 or 15.3, neither party shall have any prospective obligation hereunder except as provided in Section 15.5, but each party shall have, if otherwise available, the remedy of specific enforcement, prior to termination.

     15.5  BREAK-UP FEE.

           15.5.1 In the event that this Agreement is terminated by the Company based upon a willful refusal by Lithia to complete this Agreement or any Other Reorganization Agreement, Lithia shall pay the Company a break-up fee equal to 200% of all amounts paid or payable to Lithia under the Consulting Agreement dated as of January 1, 1999 among Lithia and the members of the Moreland Group in respect of the net profits of the Company. For purposes of this Section 15.5, a willful refusal by any party to complete this Agreement or any Other Reorganization Agreement means either such party's refusal to consummate the transactions contemplated by this Agreement or any Other Reorganization Agreement even though all of the conditions to its obligations to do so have been fulfilled or such party's failure to take any action within its reasonable control that would result in the fulfillment of a condition to such obligations.

           15.5.2 In the event that either party terminates this Agreement for reason of the non-fulfillment of the Designated Condition, Lithia shall pay to the Company a break-up fee equal to the sum of (i) $150,000 multiplied by a fraction, the numerator of which is the Net Adjusted Pretax Income of the Company for 1998 and the denominator of which is the aggregate Net Adjusted Pretax Income of all members of the Moreland Group for 1998 and (ii) 100% of all amounts paid or payable by the Company to Lithia under the Consulting Agreement dated as of January 1, 1999 among Lithia and the members of the Moreland Group in respect of the net profits of the Company. For this purpose, the Designated Condition means the failure of Lithia to have received approvals from any manufacturer represented by the Company or another member of the Moreland Group.

           15.5.3 In the event that either party terminates this Agreement for any reason other than (i) those set forth in Sections 15.5.1 or 15.5.2 or (ii) a willful refusal by the Company or any of the other members of the Moreland Group or their Shareholders to complete the Agreement or any Other Reorganization Agreement, Lithia shall pay the Company a break-up fee equal to 100% of all amounts paid or payable by the Company to Lithia under the Consulting Agreement dated as of January 1, 1999 among Lithia and the members of the Moreland Group in respect of the net profits of the Company.

           15.5.4 The break-up fees payable under this Section 15.5 shall be due at the time this Agreement is terminated. Should the transactions contemplated by this Agreement or the Other Reorganization Agreements fail to close for any reason other than a willful refusal by the Company or any other member of the Moreland Group to complete this Agreement or any other Reorganization Agreement, it is acknowledged that the Company and the Shareholders would suffer damages; however, the precise amount of such damages would be difficult to establish. The break-up fees provided in this Section represent a good-faith estimate by the parties of the damage that the Company and Shareholders would incur. Lithia acknowledges that the break-up fees payable under Section 15.5.2 and 15.5.3 are reasonable and appropriate, even though Lithia may not have breached any representation, warranty or covenant contained herein in the circumstances described in those sections. To the extent of those break-up fees, Lithia has knowingly accepted the risk of the nonfulfillment of the conditions to its obligations and the obligations of the Company and the Shareholders in the circumstances described in Sections 15.5.2 and 15.5.3 in order to induce the Company and the other members of the Moreland Group to enter into this Agreement and the Other Reorganization Agreements and risk the adverse effect on their market values that will occur if those agreements are not completed. Lithia expressly agrees that the break-up fees contemplated by this Section 15.5 shall be due even though the Company, the Shareholders or any other member of the Moreland Group or any shareholder thereof may have breached any representation, warranty or covenant of this Agreement or the Other Reorganization Agreements, with the sole exception of a willful refusal by any such party to complete this Agreement or any of the Other Reorganization Agreements. The right to collect break-up fees pursuant to this
Section 15.5 shall be the exclusive remedy of the Company and the Shareholders in the event of a termination of this Agreement in the circumstances described in Section 15.5.1 or 15.5.2. In the event that the Company or the Shareholders terminate this Agreement under the circumstances described in Section 15.5.3 as a result of the nonfulfillment of the condition established in Section 11.1 (or
Section 11.7 as it relates to the comparable conditions in the Other Reorganization Agreements), the liquidated damages payable under Section 15.5.3 shall be deemed to compensate the Company only for the opportunity cost of having taken itself off the market while this Agreement was being negotiated and was in effect, and the Company shall be entitled to prove any other damages and pursue any other remedy available at law or in equity.

16.  DISPUTE RESOLUTION

     16.1 MEDIATION. The parties hope there will be no disputes arising out of this transaction. To that end, each commits to cooperate in good faith and to deal fairly in performing its duties under this Agreement in order to accomplish their mutual objectives and avoid disputes. But if a dispute arises, the parties agree to resolve all disputes by the following alternate dispute resolution process. The parties will seek a fair and prompt negotiated resolution, but if this is not successful, all disputes shall be resolved by binding arbitration; provided, however, that during this process, at the request of either party made not later than twenty-five (25) days after the initial arbitration demand, the parties will attempt to resolve any dispute by non-binding mediation (but without delaying the arbitration hearing date). The parties recognize that negotiation or mediation may not be appropriate to resolve some disputes and agree that either party may proceed with arbitration without negotiating or mediating. The parties confirm that by agreeing to this alternate dispute resolution process, they intend to give up their right to have any dispute decided in court by a judge or jury.

     16.2 BINDING ARBITRATION. Any claim between the parties arising out of or relating to this Agreement shall be determined by arbitration in Reno, Nevada (or some other place as the parties may agree). The arbitration shall be conducted before one neutral arbitrator; provided, however, that if either party demands a total award greater than $250,000, including interest, attorneys' fees and costs, then either party may require that there be three (3) neutral arbitrators. If the parties cannot agree on the identity of the arbitrator(s) within ten (10) days of the arbitration demand, the arbitrator(s) shall be selected by the administrator of the American Arbitration Association (AAA) office having jurisdiction over Reno, Nevada from its Large, Complex Case Panel (or have similar professional credentials). Each arbitrator shall be an attorney with at least fifteen (15) years' experience in corporate law. Whether a claim is covered by this Agreement shall be determined by the arbitrator(s). All statutes of limitations which would otherwise be shall apply to any arbitration proceeding hereunder.

     16.3 PROCEDURES. The arbitration shall be conducted in accordance with the AAA Commercial Arbitration Rules with Expedited Procedures, as modified by this Agreement. There shall be no dispositive motion practice. As may be shown to be necessary to ensure a fair hearing, the arbitrator(s) may authorize limited discovery, and may enter pre-hearing orders regarding (without limitation) scheduling, document exchange, witness disclosure and issues to be heard. The arbitrator(s) shall not be bound by the rules of evidence or of civil procedure, but may consider such writings and oral presentations as reasonable business people would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrator(s) may determine to be appropriate. The parties intend to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing on material issues.

     16.4 HEARING AND AWARD. The arbitrator(s) shall take such steps as may be necessary to hold a private hearing within ninety (90) days of the initial demand for arbitration and to conclude the hearing within three (3) days; and the arbitrator(s)'s written decision shall be made not later than fourteen (14) calendar days after the hearing. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator(s) may for good cause afford or permit reasonable extensions or delays, which shall not affect the validity of the award. The written decision shall contain a brief statement of the claim(s) determined and the award made on each claim. In making the decision and award, the arbitrator(s) shall apply applicable substantive law. Absent fraud, collusion or willful misconduct by an arbitrator, the award shall be final, and judgment may be entered in any court having jurisdiction thereof. The arbitrator(s) may award injunctive relief or any other remedy available from a judge, including the joinder of parties or consolidation of this arbitration with any other involving common issues of law or fact or which may promote judicial economy, and may award attorneys' fees and costs to the prevailing party, but shall not have the power to award punitive or exemplary damages. If the arbitration is conducted by three arbitrators, the decision and award of the arbitrators need not be unanimous; rather, the decision and award of two arbitrators shall be final.

17.  GENERAL PROVISIONS

     17.1 ENTIRE AGREEMENT. This Agreement and the exhibits and schedules hereto constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter of this Agreement. There are no agreements, understandings, restrictions, warranties, representations between the parties relating to the subject matter hereof other than those set forth in this Agreement.

     17.2 EXHIBIT AND SCHEDULES. The exhibits attached and the schedules provided pursuant to this Agreement are made a part of this Agreement by this reference.

     17.3 PUBLICITY. The parties hereto agree that no public release or announcement concerning the terms of the transactions contemplated by this Agreement shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law.

     17.4 AMENDMENT. This Agreement may not be amended, modified or terminated except by an instrument in writing signed by all parties to this Agreement.

     17.5 CONSTRUCTION. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the context may require. The descriptive headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision contained in this Agreement.

     17.6 INVALIDITY. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provision while still remaining valid and enforceable; and the remaining terms or provisions contained herein shall not be affected thereby.

     17.7 PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties to this Agreement shall be responsible for its own costs and expenses incurred in connection with the preparation and negotiation of this Agreement and the transactions contemplated hereby.

     17.8 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. No party may assign any of their rights or delegate any of their obligations hereunder. Any assignment in violation hereof shall be void.

     17.9 APPLICABILITY OF EXCEPTIONS AND DISCLOSURE. All facts and agreements disclosed in the Exhibits and Schedules to this Agreement shall be deemed to be disclosed for all purposes of this Agreement and to constitute exceptions not only to the representations and warranties in the specific Sections that refer to such Exhibits or Schedules, but also to all other representations and warranties to which such disclosures are relevant.

     17.10 NOTICES.  All notices and other communications hereunder shall be
(i) in writing, dated with the current date of such notice, and signed by the party giving such notice, and (ii) mailed, postpaid, registered or certified, return receipt requested, addressed to the party to be notified, or delivered by personal delivery or by overnight courier. Notice shall be deemed given when received by the party to be notified or when the party to be notified refuses to accept delivery of the notice. The initial addresses of the parties shall be as follows:


           If to Lithia:             Lithia Motors, Inc.
                                     360 E. Jackson
                                     Medford, Oregon 97501
                                     Attn:  Sidney B. DeBoer

           With a copy to:           Foster Pepper & Shefelman LLP
                                     101 S.W. Main Street, 15th Floor
                                     Portland, Oregon 97204
                                     Attn:  Kenneth E. Roberts

           If to the Company:        Foothills Automotive Plaza, Inc.
                                     1250 S. Nevada
                                     Colorado Springs, CO  80903
                                     Attn:  W. Douglas Moreland

           With a copy to:           Sherman & Howard, L.L.C.
                                     3000 First Interstate Tower North
                                     633 17th Street
                                     Denver, Colorado 80202
                                     Attn:  Andrew L. Blair, Jr.

           If to the Shareholders:   Colorado Springs Jeep Eagle Limited
                                     Partnership, RLLLP
                                     2727 S. Havana
                                     Aurora, CO 80014
                                     Attn:  W. Douglas Moreland

                                     Alex Jannicelli
                                     1250 S. Nevada
                                     Colorado Springs, CO  80903

     The parties hereto shall have the right from time to time to change their respective addresses by written notice to the other parties.

     17.11 DEFINITION OF KNOWLEDGE. As used in this Agreement, the Company's and the Shareholders' "knowledge" shall be limited to the actual knowledge of the Shareholders and W. Douglas Moreland.

     17.12 REMEDIES. Except as may be expressly set forth in this Agreement, none of the remedies provided for in this Agreement shall be the exclusive remedy of either party for a breach of this Agreement. The parties hereto shall have the right to seek any other remedy at law or in equity in lieu of or in addition to any remedies provided for in this Agreement.

     17.13 WAIVER. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     17.14 GOVERNING LAW. This Agreement shall be construed, enforced and governed in accordance with the laws of the State of Oregon.

     17.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

     17.16 NO STRICT CONSTRUCTION. The parties and their counsel have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   LITHIA MOTORS, INC.


                                   By:
                                        ----------------------------------------
                                        Bryan B. DeBoer, Vice President


                                   COLORADO SPRINGS JEEP/EAGLE, INC.


                                   By:
                                        ----------------------------------------
                                        W. Douglas Moreland, President


                                   SHAREHOLDERS

                                   COLORADO SPRINGS JEEP EAGLE LIMITED
                                   PARTNERSHIP, RLLLP


                                   By:  Moreland/CS, Inc., General Partner


                                   By:
                                        ----------------------------------------
                                        W. Douglas Moreland, President

                                        ----------------------------------------
                                        Alex Jannicelli

                                     SCHEDULE 2.1

                                  SHAREHOLDERS LIST

                                      PERCENT OF MERGER CONSIDERATION
                                ----------------------------------------
SHAREHOLDER                        MERGER SHARES(1)             CASH
-----------------------------   ----------------------      ------------








-----------
(1) Each Shareholder will receive the same percentage of Class A Common Stock and Series M Preferred Stock.




                                     Schedule 2.1